Exhibit 99.1

Form 3 Joint Filer Information

Name:	Radical Holdings LP

Address:	5424 Deloache Avenue
Dallas, Texas 75220

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	June 8, 2006

Signature:	Radical Holdings LP,
a Texas limited partnership

By:	Radical Management LLC,
a Texas limited liability company,
its general partner

By:	/s/ MARK CUBAN
Name:	Mark Cuban
Title:	President

Name:	Radical Management LLC

Address:	5424 Deloache Avenue
Dallas, Texas 75220

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	June 8, 2006

Signature:	Radical Management LLC,
a Texas limited liability company

By:	/s/ MARK CUBAN
Name:	Mark Cuban
Title:	President

Name:	Mark Cuban

Address:	P.O. Box 12388
Dallas, Texas 75225

Designated Filer:	Radical Holdings LP

Issuer & Ticker Symbol:	Immediatek, Inc. (IMKI.OB)

Date of Event Requiring Statement:	June 8, 2006

Signature:	/s/ MARK CUBAN
Mark Cuban